                                                                     Exhibit 5.1

              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


                                       January 6, 1999



USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, MD  20817

                          Re:     USEC Inc.
                                  Registration on Form S-1

Ladies and Gentlemen:

                 We have acted as special counsel to USEC Inc., a Delaware corporation (the "Company"), in connection with the public offering of the Company's Senior Notes, as described in the Registration Statement, as defined below (the "Securities"), to be issued under an indenture (the "Indenture") to be entered into between the Company and First Union National Bank, as Trustee (the "Trustee").

                 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-67117) as filed with the Securities and Exchange Commission (the "Commission") on November 12, 1998 under the Act, Amendment No. 1 to the Registration Statement on Form S-1 as filed with the Commission on December 18, 1998 and Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on January 6,
1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be en-

USEC Inc.
January 6, 1999
Page 2




tered into between the Company, as issuer, and Merrill Lynch & Co., as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Securities; (v) the Certificate of Incorporation of the Company, as presently in effect; (vi) the By-Laws of the Company, as presently in effect; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                 We have assumed that the execution and delivery by the Company of the Securities and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its

USEC Inc.
January 6, 1999
Page 3




properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or By-laws of the Company), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the States of Delaware and New York and of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the Registration Statement, but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

                 Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                 Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the definitive terms of the Securities and of their issuance and sale have been duly approved and authorized by all necessary corporate action;
(iii) the Indenture and the Purchase Agreement have been duly executed and delivered; and (iv) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in

USEC Inc.
January 6, 1999
Page 4




equity) and (b) the waiver contained in Section 3.14 of the Indenture may be deemed unenforceable.

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,


                        /s/ Skadden, Arps, Slate, Meagher & Flom LLP